As filed with the Securities and Exchange Commission on May 22, 2024

Registration No. 333-277393

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5266334
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

(410) 762-0800

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Eyal Hen

Chief Financial Officer

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

(410) 762-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William J. Bruno, Esq.

Crowell & Moring LLP

1001 Pennsylvania Ave NW

Washington, DC 20004

(202) 624-2511

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2024

PROSPECTUS

REKOR SYSTEMS, INC.

3,496,464 Shares of Common Stock

This prospectus relates to the proposed resale from time to time by the selling stockholders named herein, together with any of such stockholders’ transferees, pledgees, donees or successors, of up to 3,496,464 shares of our common stock, par value $0.0001 per share, consisting of (i) 2,832,135 shares of our common stock issued to the selling stockholders, which we refer to as the Closing Shares, and (ii) 664,329 shares of our common stock we held back to satisfy any potential indemnification and other obligations of the prior owner of our subsidiary, All Traffic Data Services, LLC, a Colorado limited liability company, or ATD, which we refer to as the Holdback Shares and, together with the Closing Shares, the Resale Shares. To the extent there is only one selling stockholder, all references herein to “the selling stockholders” shall refer to just the selling stockholder.

The Resale Shares were issued or are issuable to the selling stockholders by us as a portion of the purchase price consideration under that certain Interest Purchase Agreement, or the Purchase Agreement, dated as of January 2, 2024, by and among the Company, ATD and All Traffic Holdings, LLC, pursuant to which we acquired 100% of the issued and outstanding limited liability company interests of ATD, resulting in ATD becoming our wholly-owned subsidiary, which we refer to as the ATD Acquisition. We are registering the Resale Shares on behalf of the selling stockholders pursuant to the terms of the Purchase Agreement.

We will pay the expenses of registering the Resale Shares, however, we will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders.

The selling stockholders identified in this prospectus may offer the Resale Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Resale Shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their Resale Shares under this registration statement or at any time in the near future. We cannot predict when, or in what amounts, the selling stockholders may sell any of the Resale Shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” beginning on page 11 of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND PURCHASING ANY OF THE RESALE SHARES OFFERED BY THIS PROSPECTUS.

Our common stock is listed on The Nasdaq Capital Market under the symbol “REKR.” On May 21, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.56 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in the common stock offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus or prospectus supplement or any sale of the Resale Shares. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside of the United States.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

When we refer to “Rekor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Rekor Systems, Inc., a Delaware corporation, and its consolidated subsidiaries unless otherwise specified.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Rekor Systems, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Rekor was founded in 2017 and first entered the roadway intelligence business in 2019, with the acquisition of a company pioneering the development of computer vision software for roadway data collection and analysis. The software analyzes images and provides contemporaneous data about vehicles moving on the roadway, such as direction, speed, color, make, model license plate and other characteristics. The software uses a form of generative artificial intelligence, or AI, that employs neural networks to filter and identify patterns within the images and is continuously updated through machine learning that expands its capabilities and allows it to adapt to changes in the vehicle pool and other elements of the roadway environment. Rekor has continued the development of this software and has also developed a proprietary supporting operating system, which we identify as Rekor OneTM. This system addresses privacy concerns and facilitates the analysis and distribution of relevant data to multiple users through edge processing and other techniques. Using Rekor OneTM, we can collect, aggregate and analyze roadway data in combination with data from other sources. This analysis provides insights that are distributed to a variety of customers through our own proprietary platforms, as well as through those provided by others. While our primary customers are located in North America, products and services we provide are currently used in over 90 countries around the world. Our primary customers include national, state and municipal public agencies, as well as large commercial users, who employ our products and services for traffic studies, transportation management, public safety, perimeter security and tolling, as well as parking system operations. Our ultimate vision is to become the premier provider of roadway intelligence and data-driven mobility insights in the world.

Our operations are conducted primarily by our wholly-owned subsidiaries Rekor Recognition Systems, Inc., Waycare Technologies, Ltd. and Waycare Technology Inc., or Waycare, Southern Traffic Services, Inc., or STS, and ATD. We integrated Waycare into our operations as part of a collaborative process of developing Rekor CommandTM, a platform used by traffic management centers. In addition to award winning incident management tools, Waycare brought us a valuable network of established third party data sources such as weather forecasts, transit schedules, event information and other data that provide insights through predictive analytics to our traffic management customers.

The acquisition of STS in 2022 allowed us to join forces with one of the leading data suppliers to state level Departments of Transportation, or DOTs, in the United States. Throughout its history, STS has pioneered an increasingly popular “pay for data” model of conducting traffic studies for DOTs. Using our Rekor DiscoverTM platform, STS has been able to dramatically improve the quality, scope, efficiency and reliability of the data it supplies to DOTs. As more fully described under “Traffic Data Collection”, STS currently has contracts with several states, with a strong footprint in the Southeastern United States. We are currently engaged in discussions, including conducting proof of concept demonstrations, with more than 10 additional states to provide similar services.

On January 2, 2024, we acquired ATD, which collaborates closely with numerous traffic engineering firms, metropolitan planning organizations, municipalities, and state DOTs, in locations where Rekor previously lacked a sales presence. ATD is actively involved in data collection across a wide-ranging geographic area, encompassing states like California, Colorado, Arizona, Nebraska, Nevada, Oregon, and Washington. This addition expands the coverage of our urban mobility operations across the country’s western region and further strengthens our position in the Southeast, providing ready access to experienced urban mobility personnel and operational facilities to support the expansion of our Internet of Things, or IoT, network.

A New Operating System for Roadways

We believe there is a significant need for the innovative products and services we have developed. The current condition of national transportation infrastructure systems is a matter of concern, particularly in the United States. According to a 2021 infrastructure report from the American Society of Civil Engineers, or ASCE, U.S. infrastructure has been graded a C minus, indicating that there is significant and urgent need for improvement. Over 43% of the 4.3 million miles of U.S. roadways are rated in poor condition, which impacts the safety of drivers and passengers. The issue of congestion is also a serious concern, estimated to cost U.S. citizens $120 billion per year in economic and productivity losses. Transportation-related greenhouse gas emissions – motorists’ emissions, particularly when trapped in traffic – account for a significant proportion of the country’s total emissions and are a leading contributor to declining sustainability, which has far-reaching environmental impacts. Addressing the road infrastructure issue is imperative for both economic and ecological reasons. Further, more than 43,000 people lose their lives each year while using the nation’s transportation network of streets, roads and highways, which represents a failure in public safety and policy. On February 2, 2023, the U.S. Department of Transportation declared a national crisis and state of emergency for roadway safety and launched an urgent roadway safety call-to-action demanding stakeholders to commit to specific actions to reverse the spike in serious injuries and deaths on our roadways.

To address urgent transportation issues and ensure the competitiveness of the U.S. economy, an unprecedented amount of funding has been made available from the federal government through the 2021 Infrastructure Investment and Jobs Act, or IIJA, 2022 Inflation Reduction Act, and 2022 CHIPS and Science Act to create digitally-enabled transportation infrastructure that will provide public goods and new economic value. This represents a once-in-a-generation level of investment and bipartisan support for creating and scaling transportation digital infrastructure for the 21st century. Rather than completely rebuilding existing infrastructure, we expect the focus to be on using the power of funding and policymaking to leverage off previous investments by promoting new technology layers and facilitating access to digital infrastructure systems throughout the country.

We expect the deployment of sophisticated roadway intelligence systems to be a significant part of both planning for and implementing the infrastructure improvements necessary to meet these challenges. Our commitment to delivering mission-critical solutions for roadway intelligence is driven by our vision of creating smarter, safer and more sustainable streets for all communities. To achieve this vision, we strive to collect, connect and organize the world’s mobility data, harnessing its full potential to provide the most essential, real-time and predictive actionable mobility insights. We are working to make mobility data more accessible and useful for all responsible users, empowering our customers to make informed decisions and drive meaningful progress towards a better future. The ultimate objective is to adopt an augmented approach to existing physical infrastructure that blends the strengths of physical, digital and operational infrastructure with mobility data, including mobile phones, connected vehicles and roadway sensors. The ultimate goal is to enable and coordinate private and public collaboration through a digital-enabled mobility internet and operating system for the roadways that will advance smarter, safer and greener roadways for all.

Roadway Intelligence

Since the inception of our efforts, we have been dedicated to becoming a leader in roadway intelligence by collecting, connecting and organizing global mobility data. Today, our comprehensive portfolio offers multiple cutting-edge, AI-driven, edge-based IoT devices for roadside data collection, a vast array of curated and integrated data sets from a network of transportation ecosystem data providers, tailored platforms, applications and data streams that provide accurate, real-time and predictive actionable insights about moving objects on roadways.

We specialize in collecting and aggregating mobility-related data from multiple sources into our Rekor One™ roadway intelligence engine, transforming this data into knowledge and actionable insights, and securely distributing those insights to multiple users across our software platforms and applications. Our proprietary technologies use recent advances in artificial intelligence, machine learning, data analysis, edge processing and communications. They are designed to be integrated into existing roadway and roadway sensor infrastructure to deliver real-time and predictive analytics that address critical challenges in transportation management, public safety, urban mobility and other key commercial markets.

By applying a multi-layer architectural approach and protocols inspired by the Open System Interconnection, or OSI, model, which was instrumental in creating computer operating systems in the 1970s and the internet in the 1980s, we are collaborating with members of the Rekor Partner Network to integrate various transportation infrastructure systems into a cohesive network of roadway intelligence assets and insights. This involves consolidating fragmented and disparate systems, as well as adding new layers of connectivity, to create a unified infrastructure. To achieve this goal, we are working closely with a wide range of stakeholders, including local, state and federal government agencies, law enforcement, transit providers, infrastructure owners/operators, automotive OEMs and technology and communications providers.

We are working to build a future for our customers where the mobility internet is interactive, generating and distributing real-time transportation intelligence to improve traffic management, public safety, maintenance, emergency services and planning agencies, as well as by connected and autonomous vehicles. Our primary objective has been and remains to develop a unique and differentiated suite of products and services that will play a central role in facilitating this process, while aligning with key partners in the transportation ecosystem to provide the most comprehensive view of roadways. We will continue to optimize our investments to uniquely combine physical and digital infrastructure that is foundational to a new operating system for the roadways. As agencies plan for and build the transportation network of the future, we expect to play a critical and disproportionately valuable role in meeting the essential need for real-time and predictive roadway intelligence.

Roadway Intelligence Powered by Rekor

Our cutting-edge technology and domain expertise gives us a position of strength in the emerging field of roadway intelligence. At the core of our roadway intelligence solutions is the Rekor One™ roadway intelligence engine, as illustrated below. It is through this engine, fueled by rich data and purpose-built to be a single source of truth to address diverse use cases, that we deliver a range of solutions that cater to public safety, urban mobility, transportation management and commercial markets. This engine facilitates the efficient collection, analysis and distribution of vast amounts of data, unlocking real-time and predictive operational insights. Within Rekor One®, our proprietary algorithms curate data from multiple sources, including edge-based IoT devices, existing roadway sensors and a growing network of transportation data partners, unlocking multiple additional data points. We use this data to generate multi-dimensional insights in real-time, and AI-driven predictive analytics that leverage patterns of what happened in the past so that we can forecast what will happen in the future. These insights enable our customers to make better-informed proactive decisions and achieve improved operational efficiency through strategic resource allocation.

Our solutions can support diverse use cases, including real-time incident detection and response, data driven traffic operations and traffic management, proactive traffic calming around events, Federal Highway Administration, or FHWA, mandated vehicle classification, counts, and speed collection and reporting, analytics for bicycle, pedestrians and other micro-

mobility modes, patterns and hot spots for greenhouse gas emissions, high-definition video management and traffic surveillance, law enforcement and intelligence-based policing, citation management, contactless compliance and enforcement. With our advanced technology and domain expertise, we are well-equipped to serve multiple public agencies and private sector segments with comprehensive roadway intelligence.

Traffic Data Collection

We have been focused on the use of AI technology for roadway data collection since 2018. With the acquisition of STS in 2022, we joined forces with a pioneer in traffic data collection with over 30 years of experience and have focused on improving the accuracy, efficiency, and safety of their data collection activities. We further bolstered our offering with the acquisition of ATD in January 2024. ATD is a recognized leader in the industry, working closely with DOTs and engineering firms across multiple states. By having STS and ATD under Rekor, we have combined decades of traffic engineering and data collection expertise with our AI and machine learning capabilities.

Traffic data collection plays a critical role to all transportation decision making. Traffic data is collected by state DOTs, metropolitan planning organizations, cities, engineering firms and others to support traffic monitoring programs that provide critical information for roadway planning, congestion analysis, traffic forecasting, modeling, maintenance, design, operations safety analysis, environmental analysis, project evaluation and others.

Traffic data collection is mandated by the FHWA. State agencies collect some traffic data through programs that continuously count traffic at fixed locations. Other programs collect sample traffic counts during a specified period at various locations. Continuous count stations collect data 24 hours a day, 365 days a year and the agencies report the data to the FHWA on a monthly basis. Sample traffic counts (referred to as “portable” counts) are collected at various locations on a rotating basis to provide more geographic diversity. These counts can be for 24, 48 or 72 hours. The types of data collected for both temporary and continuous data collection include vehicle volumes, 13-bin vehicle classification and speed, among others.

Historically, data for temporary traffic counting has been conducted using rubber tubes across the road while continuous counting stations have been installed using inductive loops and piezos. This technology has not changed in decades and requires workers to enter roadways, which causes safety concerns. In the case of the inductive loops and piezos used for continuous count stations, it also requires digging up the roadway which can be very expensive and time consuming and, creates additional congestion.

We believe that we are currently at the forefront of innovation when it comes to traffic data collection. Our innovative systems support both continuous and sampling data collection programs. The systems can collect and provide agencies with real-time traffic volumes, 13-bin vehicle classification and speed data using off road sensors for both continuous and temporary traffic data collection. In addition to collecting the traffic data required by the FHWA, our products can simultaneously fulfill additional missions such as origin and destination studies, license plate recognition for public safety, identification of electric vehicles for sustainability purposes, and many other uses. A description of the capabilities of our traffic data system, including estimates based on our internal traffic studies during 2022-2023 and operating features, is set forth below.

Through STS, we have over 30 years of traffic data collection experience with a strong footprint in the United States, including existing customers such as DOTs in Georgia, South Carolina, Virginia, Florida, Pennsylvania, Alabama and Ohio. Through ATD, we are involved in data collection in California, Colorado, Arizona, Nebraska, Nevada, Oregon, New Mexico, Kansas, Tennessee and Washington. We have begun the implementation of our advanced systems with these existing customers. In addition, we are currently in various stages of proof of concept studies with more than 10 additional states that have expressed interest in using our AI technology to improve the efficiency and safety of traffic data collection.

Acquisition of ATD

On January 2, 2024, we acquired all of the outstanding limited liability interests of ATD pursuant to the Purchase Agreement. As a result of the transaction, ATD is our wholly-owned subsidiary. ATD is engaged in the business of advanced traffic data collection. The ATD Acquisition significantly grows our footprint, providing immediate opportunities to cross-sell products and services as well as accelerate access to new markets.

The aggregate purchase price for the interests of ATD was approximately $19.0 million, subject to a customary working capital adjustment. The purchase price comprised approximately $9.0 million in cash and the Resale Shares, with the Resale Shares having a value based on a volume weighted average trading price of our common stock over a thirty consecutive trading day period prior to the date of the Purchase Agreement, which was $2.86. The Holdback Shares will be issued and delivered to the selling stockholders on January 2, 2025, the one-year anniversary of the ATD Acquisition, subject to cutback for working capital adjustments and/or indemnification claims favoring us, if any.

Corporate Information

We were incorporated in Delaware in February 2017. Our principal executive offices are located at 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland 21046. Our telephone number is (410) 762-0800 and our website address is www.rekor.ai.

The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

The Offering

Common stock offered by the selling stockholders	Up to 3,496,464 shares of our common stock, consisting of (i) 2,832,135 shares of our common stock issued to the selling stockholders, or the Closing Shares, and (ii) 664,329 shares of our common stock we held back to satisfy any potential indemnification and other obligations of the prior owner of ATD, or the Holdback Shares and, together with the Closing Shares, the Resale Shares.

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares covered by this prospectus.

Nasdaq Global Market symbol	REKR.

Risk Factors	See “Risk Factors” on page 5 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

Risks Related to this Offering

A sale of a substantial number of shares of common stock by the selling stockholders could cause the price of our common stock to decline.

The Resale Shares represent a large number of shares of our common stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such 3,496,464 Resale Shares registered hereunder, assuming the issuance of the maximum amount of Holdback Shares to the selling stockholders, may be resold in the public market immediately without restriction. The Closing Shares registered hereunder are currently restricted as a result of a lock-up agreement, but will be freely tradeable six months after January 2, 2024, the closing date of the ATD Acquisition. The Resale Shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements we express or imply. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date hereof and are subject to a number of risks, uncertainties, and assumptions described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus, or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders.

The selling stockholders will receive all of the net proceeds from the sale of the Resale Shares under this prospectus. The selling stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the selling stockholders for accounting, tax, and legal services and any other expenses incurred by the selling stockholders in disposing of the Resale Shares, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in connection with the registration of the Resale Shares covered by this prospectus.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 3,496,464 shares of our common stock, consisting of (i) 2,832,135 Closing Shares, and (ii) 664,329 Holdback Shares. As of the date of this prospectus, we have not released the Holdback Shares to the selling stockholders. Only the Closing Shares have been issued as of the date of this prospectus. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders in connection with the ATD Acquisition.

The following table sets forth (i) the name of each selling stockholder; (ii) the number of shares beneficially owned by each selling stockholder; (iii) the number of shares that may be offered under this prospectus, or the Registrable Securities; and (iv) the number of shares of common stock beneficially owned by each selling stockholder assuming all of the Resale Shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Resale Shares. Except as disclosed in the footnotes to the table below, to our knowledge, none of the selling stockholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates.

The Holdback Shares, if any, will be issued in accordance with the terms, and subject to the contingencies, set forth in the Purchase Agreement. The Holdback Shares will be issued in full assuming no Holdback Shares are retained by us as satisfaction for working capital adjustments and/or indemnification claims favoring us. The number of Holdback Shares actually issued on January 2, 2025 could be materially less than the maximum potential Holdback Shares.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act of 1934, as amended, or the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 85,358,252 shares of our common stock outstanding as of May 15, 2024, and assumes the issuance of all 664,329 Holdback Shares.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

	Beneficial Ownership of Common Stock Prior to the Offering			Common Stock Saleable Pursuant to this Prospectus	Beneficial Ownership of Common Stock After the Offering (1)
Name of Selling Stockholder	Number of Shares	Percent of Class(2)			Number of Shares	Percent of Class (2)
All Traffic Holdings, LLC(3)	3,496,464	*	%	3,496,464	—	—%
TOTAL	3,496,464	*	%	3,496,464	—	—	*%

*	Less than 1%.
(1)

The total number of Resale Shares saleable pursuant to this prospectus is 3,496,464, consisting of (i) 2,832,135 Closing Shares, and (ii) 664,329 Holdback Shares. For purposes of this table, we have assumed that all of the Resale Shares issuable to the selling stockholders covered by this prospectus will be sold and that the selling stockholders will not acquire any additional shares of common stock before the completion of this offering. However, as the selling stockholders can offer all, some, or none of their Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the selling stockholders will ultimately offer or sell under this prospectus and the number of Resale Shares that will be held by the selling stockholders upon the termination of this offering.

(2)	Calculated based on 85,358,252 issued and outstanding as of May 15, 2024.
(3)

Consists of (i) 2,832,135 Closing Shares issued on January 2, 2024, and (ii) 664,329 Holdback Shares issuable on January 2, 2025. The securities are directly held by All Traffic Holdings, LLC, a Delaware limited liability company.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of May 15, 2024, there were 85,358,252 shares of common stock issued and outstanding.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation, as Amended, and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation, as amended, and Bylaws, including:

•	the vote of at least a majority of the voting power of the corporation entitled to vote at an election of directors is required for the removal, with or without cause, of a member of our Board;

•

the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

•	the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “REKR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC a subsidiary of Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the resale of the Resale Shares on behalf of the selling stockholders pursuant to the terms of the Purchase Agreement we entered into in connection with the ATD Acquisition, which agreement is incorporated herein by reference.

Any or all of the selling stockholders may offer the Resale Shares from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all of the Resale Shares they are permitted to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The term “selling stockholders” also includes persons who obtain the Resale Shares from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The selling stockholders may sell the Resale Shares offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of the Resale Shares by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may include block transactions):

•	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

•	disposition in the over-the-counter markets;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	disposition in one or more underwritten offerings in a best-efforts basis or firm commitment basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

We do not know of specific arrangements by the selling stockholders for the sale of their Resale Shares. The aggregate proceeds to the selling stockholders from any sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale.

The selling stockholders and any broker-dealers or agents that participate in the sale of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from sales of the Resale Shares. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of the Resale Shares against liabilities arising under the Securities Act from sales of the Resale Shares.

Under the Purchase Agreement, we agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective until the earlier of (i) thirty-months from the date of effectiveness of the registration statement, as prolonged and extended by any suspension period or (ii) the date on which all shares of the Resale Shares covered by the registration statement are sold.

We have agreed to pay certain expenses incurred in connection with the registration and sale of the Resale Shares covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq and state blue sky registration and filing fees), printing expenses, and the fees and disbursements of our outside counsel and independent accountants, but excluding underwriting discounts and commissions.

LEGAL MATTERS

The validity of the Resale Shares to be offered under this prospectus will be passed upon by Crowell & Moring LLP, Washington, District of Columbia.

EXPERTS

The consolidated financial statements of Rekor Systems, Inc. as of and for the years ended December 31, 2023 and 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 13 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800 ir@rekor.ai

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2024;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 15, 2024;

•

our Current Reports on Form 8-K filed on January 3, 2024 (as amended by our Current Report on Form 8-K/A filed with the SEC on February 15, 2024), January 10, 2024, February 6, 2024, February 9, 2024, February 13, 2024, February 26, 2024, March 5, 2024, March 6, 2024, April 19, 2024, April 22, 2024, and May 15, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38338) filed with the SEC on January 8, 2018 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) after the date of the initial filing of the registration statement of which this prospectus forms a part shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.rekor.ai under the heading “Company—Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing or by telephone at the following address:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Telephone: (410) 762-0800

ir@rekor.ai

3,496,464 Shares of Common Stock

PROSPECTUS

Neither we nor the selling stockholders authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

Amount to be paid
SEC registration fee	$1,200
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Miscellaneous	$10,000

Total	$51,200

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our Amended and Restated Certificate of Incorporation, as amended, includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See also the section entitled “Undertakings” set forth below.

Item 16. Exhibits.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation of Rekor Systems, Inc (formerly known as Novume Solutions, Inc.) as filed with the Secretary of State of Delaware on August 21, 2017.	8-K	333-216014	3.1	8/25/17

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Rekor Systems, Inc. as filed with the Secretary of State of Delaware on April 30, 2019.	8-K	001-38338	3.1	4/30/19

3.3	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Rekor Systems, Inc. as filed with the Secretary of State of Delaware on March 18, 2020.	8-K	001-38338	3.1	3/18/20

3.4	Third Certificate of Amendment to Amended and Restated Certificate of Incorporation of Rekor Systems, Inc. as filed with the Secretary of State of the State of Delaware on April 22, 2024.	8-K	001-38338	3.1	4/22/24

3.5	Amended and Restated Bylaws of Rekor Systems, Inc.	8-K	001-38338	3.2	12/15/21

5.1	Opinion of Crowell & Moring LLP.	S-3	333-277393	5.1	2/27/24

10.1*	Interest Purchase Agreement, dated as of January 2, 2024, by and among Rekor Systems, Inc., All Traffic Data Services, LLC and All Traffic Holdings, LLC.	8-K	001-38338	10.1	1/3/24

23.1	Consent of Marcum LLP, independent registered public accounting firm of Rekor Systems, Inc.					X

23.4	Consent of Crowell & Moring LLP (included in Exhibit 5.1).	S-3	333-277393	5.1	2/27/24

24.1	Power of Attorney (included on the signature page of this registration statement).					X

107	Filing Fee Table					X

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant shall furnish supplemental copies of any such omitted schedules and exhibits to the SEC upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David P. Desharnais and Eyal Hen, or each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on May 22, 2024.

REKOR SYSTEMS, INC.

By:	/s/ Eyal Hen
Eyal Hen
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Desharnais David P. Desharnais	Chief Executive Officer (Principal Executive Officer)	May 22, 2024

/s/ Eyal Hen Eyal Hen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2024

/s/ Robert A. Berman Robert A. Berman	Executive Director	May 22, 2024

/s/ Paul de Bary Paul de Bary	Director	May 22, 2024

/s/ Glenn Goord Glenn Goord	Director	May 22, 2024

/s/ David Hanlon David Hanlon	Director	May 22, 2024

/s/ Steven D. Croxton Steven D. Croxton	Director	May 22, 2024

/s/ Timothy Davenport Timothy Davenport	Director	May 22, 2024

/s/ Sanjay Emani Sarma Sanjay Emani Sarma	Director	May 22, 2024

/s/ Andrew Meyers Andrew Meyers	Director	May 22, 2024

/s/ Viraj Mehta Viraj Mehta	Director	May 22, 2024

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